UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by United States Steel Corporation on January 27, 2025:

January 27, 2025

U. S. Steel Reiterates Commitment to Maximizing Value for Stockholders

Issues Statement in Response to Ancora

PITTSBURGH--(BUSINESS WIRE)-- United States Steel Corporation (NYSE: X) (“U. S. Steel” or the “Company”) today issued the following statement in response to the submission by Ancora Catalyst Institutional, LP (“Ancora”), who has a reported 0.18% stake in the Company, of nine nominees to stand for election to the U. S. Steel Board of Directors at the Company’s 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”):

U. S. Steel has an experienced and independent Board of Directors (the “Board”) with a proven track record of acting in the best interests of the Company and creating value for stockholders – as evidenced by their tireless efforts over the past year to complete the Company’s value-maximizing transaction with Nippon Steel and deliver $55.00 per share for its stockholders. Our Board has taken every action to deliver value, including running a robust strategic alternatives process, which resulted in a 142% premium to the unaffected closing price of $22.72 on August 11, 2023.

We remain confident that our partnership with Nippon Steel is the best deal for American steel, American jobs, American communities and American supply chains. With Nippon Steel, U. S. Steel remains an American company and its headquarters will stay in Pittsburgh, its iconic name will not change, and its products will remain mined, melted and made in America. U. S. Steel’s partnership with Nippon Steel is the only path that enables the necessary know-how, technology and investments to secure the future of U. S. Steel – including no less than $1 billion to Mon Valley Works and approximately $300 million to Gary Works as part of the $2.7 billion committed to invest in BLA-covered facilities. The transaction has received overwhelming support from our stockholders, communities and employees – including local union leadership.

Ancora’s interests are not aligned with all U. S. Steel stockholders. Our stockholders will not be well served by turning over control of the Company to Ancora. We are also concerned about the motivations behind these nominations, given Ancora’s and Alan Kestenbaum’s recent dealings with failed bidder Cleveland-Cliffs.

The Board will present its recommendation regarding director nominees in the Company’s proxy statement and other materials, to be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2025 Annual Meeting. The 2025 Annual Meeting has not yet been scheduled and no stockholder action is required at this time.

About U. S. Steel

Founded in 1901, U. S. Steel is a leading steel manufacturer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products. The Company also maintains advanced iron ore production and has an annual raw steelmaking capability of 25.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit: www.ussteel.com.

IMPORTANT ADDITIONAL INFORMATION REGARDING PROXY SOLICITATION

United States Steel Corporation (the “Company”) intends to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2025 Annual Meeting of Stockholders (the “Proxy Statement” and such meeting the “2025 Annual Meeting”). The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the 2025 Annual Meeting. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in the Company, is set forth in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders, a definitive version of which was filed with the SEC on March 15, 2024 and available at https://www.sec.gov/ix? doc=/Archives/edgar/data/1163302/000110465924035006/tm2332710d3_def14a.htm. Please refer to the sections captioned “Stock Ownership of Directors and Executive Officers”, “Corporation Governance – Director Compensation”, and “Executive Compensation Tables” in the 2024 proxy statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2024 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 2, 2024 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1163302/000116330224000009/x- 20231231. htm. Details concerning the nominees of the Company’s Board of Directors for election at the 2025 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO OR TO BE FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement when available (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website (www.sec.gov). Copies of the definitive Proxy Statement (when available) and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information regarding U. S. Steel and Nippon Steel that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about trends, events or developments that we expect or anticipate will occur in the future, potential changes in the global economic environment, anticipated capital expenditures, the construction or operation of new or existing facilities or capabilities and the costs associated with such matters, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward- looking. Forward-looking statements include all statements that are not historical facts, but instead represent only U. S. Steel’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of U. S. Steel’s or Nippon Steel’s control and may differ, possibly materially, from the anticipated events indicated in these forward-looking statements. Management of U. S. Steel or Nippon Steel, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from U. S. Steel’s or Nippon Steel’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction, on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); risks arising from transaction-related litigation, either brought by or against the parties; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction and related litigation; certain restrictions during the pendency of the proposed transaction that may impact U. S. Steel’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of U. S. Steel’s common stock or Nippon Steel’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of U. S. Steel or Nippon Steel to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of U. S. Steel. U. S. Steel directs readers to its Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and the other documents it files with the SEC for other risks associated with U. S. Steel’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20250126107771/en/

U. S. Steel Contacts

Media

Corporate Communications

T- 412-433-1300

E- media@uss.com

Kelly Sullivan / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

T- 212-355-4449

Investors

Emily Chieng

Investor Relations Officer

T – 412-618-9554

E – ecchieng@uss.com

Source: United States Steel Corporation